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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



         Date of Report (Date of earliest event reported): JULY 10, 2002



                                   VALERO L.P.
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-16417                 74-2956831
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number           Identification No.)

            ONE VALERO PLACE
           SAN ANTONIO, TEXAS                                       78212
(Address of principal executive offices)                         (Zip Code)



                                 (210) 370-2000
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS

         On July 10, 2002, Valero Logistics Operations, L.P., a Delaware limited partnership (the "Partnership"), a 100%-owned direct and indirect subsidiary of Valero L.P., a Delaware limited partnership ("Valero L.P."), Valero L.P., Valero
GP, Inc., a Delaware corporation ("GP, Inc."), Riverwalk Logistics, L.P., a
Delaware limited partnership ("Riverwalk") and Valero GP, LLC, a Delaware limited liability company ("Valero GP, LLC"), entered into an underwriting agreement with the underwriters named therein, attached as Exhibit 10.1 hereto, with respect to the issue and sale by the Partnership of $100,000,000 aggregate principal amount of 6 7/8% Senior Notes due 2012 (the "Senior Notes") in an underwritten public offering. The Senior Notes are fully and unconditionally guaranteed by Valero L.P. and were registered under the Securities Act of 1933, as amended, pursuant to the Partnership's and Valero L.P.'s shelf registration statement on Form S-3 (File Nos. 333-89978 and 333-89978-01). The closing respecting the Senior Notes is expected to occur on July 15, 2002.





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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Exhibits.

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
                 4.1    Indenture dated July 15, 2002, by and among the
                        Partnership, Valero L.P. and The Bank of New York, as
                        trustee.

                 4.2 First Supplemental Indenture dated July 15, 2002, by and among the Partnership, Valero L.P. and The Bank of New
                        York, as trustee.

                 5.1    Opinion of Andrews & Kurth Mayor, Day & Caldwell L.L.P.
                        regarding the validity of the securities.

                 5.2    Consent of Andrews & Kurth Mayor, Day & Caldwell L.L.P.
                        (included in Exhibit 5.1 hereto).

                 8.1    Opinion of Andrews & Kurth Mayor, Day & Caldwell L.L.P.
                        with respect to tax matters

                 10.1 Underwriting Agreement dated July 10, 2002, by and among the Partnership, Valero L.P., Riverwalk, GP, Inc. and
                        Valero GP, LLC and the underwriters named therein.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Valero L.P.


                                       By:   Riverwalk Logistics, L.P.,
                                             its general partner

                                       By:   Valero GP, LLC,
                                             its general partner


Dated:   July 15, 2002                 By:  /s/   Todd Walker
                                          -------------------------------------
                                                  Todd Walker
                                                  Secretary